Exhibit 32

Certification of John Hall and Daniel Werner Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Greenwood Hall, Inc. (the “Company”) on Form 10-Q for the period ended February 29, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Hall, the Chief Executive Officer, and I, Daniel Werner, the Controller, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2016

/s/ John Hall
John Hall
Chief Executive Officer

Date: April 13, 2016

/s/ Daniel Werner
Daniel Werner
Corporate Controller

A signed original of this written statement required by Section 906 has been provided to Greenwood Hall, Inc. and will be retained by Greenwood Hall, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.